Option No.: _______

THE KEYW CORPORATION
2008 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

The KEYW Corporation, a Maryland corporation (the “Company”), hereby grants an option to purchase shares of its common stock (the “Stock”) to the optionee named below.  The terms and conditions of the option are set forth in this cover sheet, in the attachment and in the Company’s 2008 Stock Incentive Plan (the “Plan”).

Date of Award:  __________________

Name of Optionee:

Optionee’s Identification Number:

Number of Shares Covered by Option:  ______________

Exercise Price per Share:  $_____.___

Vesting Commencement Date: _________________

Expiration Date:

Vesting Schedule:

By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument

THE KEYW CORPORATION
2008 STOCK INCENTIVE PLAN

INCENTIVE STOCK OPTION AGREEMENT

Incentive Stock Option
This option is intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.  If you cease to be an employee of the Company, its parent or a subsidiary ("Employee") but continue to provide Service, this option will be deemed a nonstatutory stock option three months after you cease to be an Employee.  In addition, to the extent that all or part of this option exceeds the $100,000 rule of section 422(d) of the Internal Revenue Code, this option or the lesser excess part will be deemed to be a nonstatutory stock option.

Vesting
This option is only exercisable before it expires and then only with respect to the vested portion of the option.  Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares (not less than 100 shares unless the number of shares purchased is the total number available for purchase under the option), by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to equal ______________ installments of the total number of shares covered by this option, as shown on the cover sheet under vesting schedule provided you then continue in Service.

Except as provided below, no additional shares of Stock will vest after your Service has terminated for any reason.

Term
Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet.  Your option will expire earlier (but never later) if your Service terminates, as described below.  [NOTE: If Grantee is a 10% stockholder, the term can’t be longer than 5 years.]

Regular Termination	If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on .

Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.

Death
If your Service terminates because of your death, then your option will be fully vested and exercisable and will expire at the close of business at Company headquarters on the date six (6) months after the date of death.  During that six month period, your estate or heirs may exercise the vested portion of your option.

Disability
If your Service terminates because of your Disability, then your option will be fully vested and exercisable and will expire at the close of business at Company headquarters on the date six (6) months after your termination date.

Leave of Absence
For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law.  However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract.  Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.

Notice of Exercise
When you wish to exercise this option, you must notify the Company by filing the proper “Notice of Exercise” form at the address given on the form.  Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally).  Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse’s names as joint tenants with right of survivorship).  The notice will be effective when it is received by the Company.

If someone else wants to exercise this option after your death, that person must prove to the Company’s satisfaction that he or she is entitled to do so.

Form of Payment
When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing.  Payment may be made in one (or a combination) of the following forms:

•            Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•            Shares of Stock withheld by the Company from the shares of Stock otherwise to be received, with such withheld shares having an aggregate Fair Market Value on the date of exercise equal to the aggregate option price.

•            Shares of Stock which have already been owned by you and which are surrendered to the Company. The Fair Market Value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

•            To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price.

Withholding Taxes
You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of shares of Stock acquired under this option.  Any of the methods described under “Form of Payment” will be considered acceptable arrangements for paying such taxes.

Transfer of Option
During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option.  You cannot transfer or assign this option.  For instance, you may not sell this option or use it as security for a loan.  If you attempt to do any of these things, this option will immediately become invalid.  You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your option in any other way.

Market Stand-off Agreement
In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Company’s initial public offering, you agree not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of, or otherwise dispose or transfer for value or agree to engage in any of the foregoing transactions with respect to any shares of Stock without the prior written consent of the Company or its underwriters, for such period of time after the effective date of such registration statement as may be requested by the Company or the underwriters (not to exceed 180 days in length).

Investment Representation
If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.

The Company's Right of First Refusal
In the event that you propose to sell, pledge or otherwise transfer to a third party any Stock acquired under this Agreement, or any interest in such Stock, the Company shall have the “Right of First Refusal” with respect to all (and not less than all) of such shares of Stock.  If you desire to transfer Stock acquired under this Agreement, you must give a written “Transfer Notice” to the Company describing fully the proposed transfer, including the number of shares proposed to be transferred, the proposed transfer price and the name and address of the proposed transferee.

The Transfer Notice shall be signed both by you and by the proposed new transferee and must constitute a binding commitment of both parties to the transfer of the shares.  The Company shall have the right to purchase all, and not less than all, of the shares of Stock on the terms of the proposal described in the Transfer Notice (subject, however, to any change in such terms permitted in the next paragraph) by delivery of a notice of exercise of the Right of First Refusal within thirty (30) days after the date when the Transfer Notice was received by the Company.

If the Company fails to exercise its Right of First Refusal within thirty (30) days after the date when it received the Transfer Notice, you may, not later than ninety (90) days following receipt of the Transfer Notice by the Company, conclude a transfer of the Stock subject to the Transfer Notice on the terms and conditions described in the Transfer Notice.  Any proposed transfer on terms and conditions different from those described in the Transfer Notice, as well as any subsequent proposed transfer by you, shall again be subject to the Right of First Refusal and shall require compliance with the procedure described in the paragraph above.  If the Company exercises its Right of First Refusal, the parties shall consummate the sale of the Stock on the terms set forth in the Transfer Notice within 60 days after the date when the Company received the Transfer Notice (or within such longer period as may have been specified in the Transfer Notice); provided, however, that in the event the Transfer Notice provided that payment for the Stock was to be made in a form other than lawful money paid at the time of transfer, the Company shall have the option of paying for the Stock with lawful money equal to the present value of the consideration described in the Transfer Notice.

In the case of any purchase of Stock under this Right of First Refusal, at the option of the Company, the Company may pay you the purchase price in three or fewer annual installments.  Interest shall be credited on the installments at the applicable federal rate (as determined for purposes of Section 1274 of the Code) in effect on the date on which the purchase is made.  The Company shall pay at least one-third of the total purchase price each year, plus interest on the unpaid balance, with the first payment being made on or before the 60th day after the purchase.

The Company’s rights under this subsection shall be freely assignable, in whole or in part, shall inure to the benefit of its successors and assigns and shall be binding upon any transferee of the shares of Stock.

The Company’s Right of First Refusal shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Right to Repurchase
Following termination of your Service for any reason, the Company shall have the right to purchase all of those shares of Stock that you have or will acquire under this option.  If the Company exercises its right to purchase the shares, the Company will notify you of its intention to purchase such shares, and will consummate the purchase within one year (or 90 days to the extent required by applicable law) of your termination of Service or, in the case of Stock acquired after your termination of Service, within one year (or 90 days to the extent required by applicable law) of the date of exercise.

The purchase price shall be the Fair Market Value of the shares on the date of your termination of Service if the Company exercises its right to purchase such shares within 90 days of your termination of Service or exercises its right within 90 days of the date of your exercise of the option following termination of Service; otherwise the purchase price shall be the Fair Market Value of the shares on the date the Company gives you notice of its intent to exercise its right to purchase the shares.

The Company's rights of repurchase shall terminate in the event that the Stock is listed on an established national or regional stock exchange, is admitted for quotation on The Nasdaq Stock Market, Inc., or is publicly traded in an established securities market.

Retention Rights
Neither your option nor this Agreement give you the right to be retained by the Company (or any Parent, Subsidiaries or Affiliates) in any capacity.  The Company (and any Parent, Subsidiaries or Affiliates) reserve the right to terminate your Service at any time and for any reason.

Shareholder Rights
You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option’s shares has been issued (or an appropriate book entry has been made).  No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments
In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan.  Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.

Legends
All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legends:

“THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OPTIONS TO PURCHASE SUCH SHARES SET FORTH IN AN AGREEMENT BETWEEN THE COMPANY AND THE REGISTERED HOLDER, OR HIS OR HER PREDECESSOR IN INTEREST. A COPY OF SUCH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED UPON WRITTEN REQUEST TO THE SECRETARY OF THE COMPANY BY THE HOLDER OF RECORD OF THE SHARES REPRESENTED BY THIS CERTIFICATE.”

“THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED.”

Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan
The text of the Plan is incorporated in this Agreement by reference.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option.  Any prior agreements, commitments or negotiations concerning this option are superseded.

Data Privacy
In order to administer the Plan, the Company may process personal data about you.  Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this grant, you give explicit consent to the Company to process any such personal data.  You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident Grantees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form.  By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report (to the extent required) to you in an electronic format.  If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies.  Please contact Kim DeChello to request paper copies of these documents.

Certain Dispositions
If you sell or otherwise dispose of Stock acquired pursuant to the exercise of this option following termination of the Company's Right of First Refusal and sooner than the one year anniversary of the date you acquired the Stock, then you agree to notify the Company in writing of the date of sale or disposition, the number of share of Stock sold or disposed of and the sale price per share within 30 days of such sale or disposition.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.